UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 12, 2022
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SHAPEWAYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39092 (Commission File Number)	87-2876494 (I.R.S. Employer Identification Number)

30-02 48th Avenue Long Island City, NY		11101
(Address of principal executive offices)		(Zip Code)

(646) 979-9885
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	SHPW	New York Stock Exchange
Warrants, each warrant exercisable for one share of Common Stock for $11.50 per share	SHPW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Jennifer Walsh as Chief Financial Officer and Principal Accounting Officer
On September 12, 2022, Shapeways Holdings, Inc. (the “Company”) and Jennifer Walsh, the Company’s chief financial officer and principal accounting officer, mutually agreed that she will depart her positions of chief financial officer and principal accounting officer at the Company, effective October 1, 2022 (the “Effective Date”). The Company expects Ms. Walsh to continue to serve the Company in a non-executive capacity after the Effective Date for a period of time to ensure an orderly transition. Ms. Walsh’s departure is not related to any disagreement with the Company.
(c) Appointment of Alberto Recchi as Chief Financial Officer and Principal Accounting Officer
On September 16, 2022, the Company announced that its Board of Directors (the “Board”) appointed Alberto Recchi as chief financial officer and principal accounting officer, effective October 1, 2022. Mr. Recchi has served as a Class II director of the Company since its business combination transaction with Shapeways, Inc. in September 2021 (the “Business Combination”), and will remain on the Board as an employee director following the Effective Date.
Mr. Recchi, 49, started his career as an aerospace engineer at Agusta, presently known as Leonardo Helicopters. In 2001 he left Italy to embark on his career in the finance industry which spans a period of nearly two decades on Wall Street and in the City of London. He spent 12 years at Credit Suisse advising US and European private equity funds on a wide range of transactions including LBOs, recapitalizations, equity offerings and mergers & acquisitions. After leaving Credit Suisse he was a Managing Director at a co-investment platform and cross-border boutique merchant bank based in the US. Prior to joining Shapeways’ board, Mr Recchi served as the Chief Financial Officer and a member of the board of directors of Galileo Acquisition Corp. (“Galileo”), the predecessor-registrant of the Company.
Mr. Recchi holds undergraduate and graduate degrees in Aerospace Engineering from the Polytechnic of Turin, Italy, an MBA from Columbia Business School as well as an M&A Certificate of Mastery issued by the New York Institute of Finance. Mr. Recchi is NACD Directorship Certified® and holds certifications in Additive Manufacturing Fundamentals from ToolingU-SME and in Additive Manufacturing for Innovative Design and Production from MIT.
In connection with Mr. Recchi’s appointment as chief financial officer, Mr. Recchi and the Company entered into an offer letter (the “CFO Offer Letter”). Pursuant to the terms of the CFO Offer Letter, Mr. Recchi will receive cash retainers for Board and committee service rendered by him prior to the Effective Date, including retainers for the full third quarter of 2022. Mr. Recchi will receive an annual base salary of $357,700 (the “Base Salary”) and will also be eligible for a target annual discretionary cash bonus of 50% of his then current Base Salary rate beginning in 2022, with a maximum target annual discretionary cash bonus of 200% of his then current Base Salary rate in any year, prorated based on date of hire, pursuant to the Company’s annual incentive bonus plan.
Pursuant to the CFO Offer Letter, Mr. Recchi is also entitled to receive a grant of equity awards consisting of 880,000 restricted stock units (the “Equity Award”). The Equity Award, including the vesting terms thereof, is subject to approval by the Company’s compensation and human capital committee. The Company intends to grant Mr. Recchi’s Equity Award as an “inducement grant” under the Company’s 2022 New Employee Equity Incentive Plan. Additionally, beginning in January 2023, Mr. Recchi will be eligible to receive an award of 100,000 performance stock units (“PSUs”), which will be subject to certain conditions, including performance metrics, to be approved by the Company’s compensation and human capital committee. The Company intends to grant the PSUs under its 2021 Equity Incentive Plan. Upon his appointment as chief financial officer, Mr. Recchi will forfeit the 31,250 restricted stock units he was previously awarded in connection with his Board service.
Pursuant to the CFO Offer Letter, Mr. Recchi is entitled to certain severance benefits subject to specific requirements, including signing and not revoking a general waiver and release of claims. In the event Mr. Recchi resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the CFO Offer Letter), then as a severance benefit Mr. Recchi will be entitled to (i) six months of salary continuation at his then current Base Salary rate, (ii) a prorated portion of the actual bonus he would have received under the Bonus Plan had his termination not occurred, (iii) any unpaid bonus that would have been payable under the Bonus Plan for any fiscal year preceding the year in which termination occurs had Mr. Recchi remained employed through the applicable payment date (the “Prior Year Bonus”), and (iv) should Mr. Recchi elect COBRA coverage, continued Company contributions to the premium cost of such coverage (the “Continuation Coverage”) and that of his eligible dependents until the earlier of (a) the six-month anniversary of his termination date and (b) the date Mr. Recchi begins new employment that offers group health coverage. However, if Mr. Recchi resigns for Good Reason or the Company terminates Mr. Recchi’s employment without Cause, in either case within

12 months of a Change in Control (as defined in the CFO Offer Letter), then in lieu of the payments described above Mr. Recchi will be entitled to (i) a lump sum cash payment equal to the sum of (1) 12 months of Base Salary at his then-current Base Salary rate and (2) a prorated portion of his target bonus, (ii) the Prior Year Bonus, (iii) twelve months of Continuation Coverage as described above, and (iv) immediate vesting in full of all service-based vesting conditions of all of his then-outstanding equity or equity-based incentive awards. Any such outstanding awards that are also subject to satisfaction of performance-vesting conditions will remain outstanding and will continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of applicable financial or other metrics. Any individual performance-based vesting conditions that are not based on objective financial performance criteria shall be deemed satisfied as of the date of termination. If the individual award agreement governing any such award provides for more favorable vesting treatment, then the more favorable treatment will apply to such award.
In connection with his appointment, Mr. Recchi has entered into a proprietary information and inventions agreement with the Company, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment. Mr. Recchi has also previously entered into the Company’s standard form of indemnification agreement.
Pursuant to the terms of the CFO Offer Letter, Mr. Recchi’s employment is at will and may be terminated at any time by the Company or Mr. Recchi. The foregoing description is a summary of the CFO Offer Letter and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the CFO Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Related Party Transactions
There are no arrangements or understandings between Mr. Recchi and any other persons pursuant to which he was appointed as chief financial officer of the Company. There are no family relationships between Mr. Recchi and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Recchi had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, except for the Administrative Services Agreement dated October 17, 2019 (the “Administrative Services Agreement”) between Galileo and Ampla Capital, an entity Mr. Recchi controls. As previously disclosed by the Company, pursuant to the Administrative Services Agreement, Galileo paid Ampla Capital a monthly fee of approximately $3,000 for general and administrative services, including office space, utilities and secretarial support. For the fiscal year ended December 31, 2021, Galileo incurred and paid $27,000 in fees for these services. The Administrative Services Agreement terminated upon the consummation of the Business Combination on September 29, 2021.
Adoption of Inducement Plan
On September 15, 2022, the Board approved the Company’s 2022 New Employee Equity Incentive Plan (the “Plan”) to reserve 5,000,000 shares of the Company’s common stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Listing Rule 303A.08 of the New York Stock Exchange (“NYSE”). The Plan was adopted by the Board without stockholder approval pursuant to NYSE Listing Rule 303A.08. The terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2021 Equity Incentive Plan.
The foregoing description of the terms of the Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Plan and the forms of award agreements adopted under the Plan, copies of which are included hereto as Exhibit 10.2 and incorporated herein by reference.
Item 7.01 - Regulation FD Disclosure.
On September 16, 2022, the Company issued a press release announcing the changes in its executive leadership. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 - Other Events.
Effective immediately, Mr. Recchi has resigned from his positions as a member of the Board’s Audit Committee, a member of the Board’s Compensation and Human Capital Committee, and chairman of the Board’s Nominating and Corporate Governance Committee.
The Board has appointed Ryan Kearny as a member and chairman of the Nominating and Corporate Governance Committee to replace Mr. Recchi. Mr. Kearny, an independent director, has served on the Board since the Business Combination and is a member of the Audit Committee. The Board has also appointed Robert Jan Galema as a member of the Audit Committee to replace Mr. Recchi. Mr. Galema previously served on the board of directors of Shapeways, Inc., has served on the Board since the Business Combination and is a member of the Compensation and Human Capital Committee and a prior member of the Audit Committee. Mr. Galema qualifies as independent under NYSE rules applicable to board members generally and under NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members, and meets the requirements for financial literacy under the applicable NYSE rules.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated as of September 15, 2022 between Shapeways Holdings, Inc. and Alberto Recchi
10.2	Shapeways Holdings, Inc. 2022 New Employee Equity Incentive Plan and forms of agreements thereunder
99.1	Press release issued by Shapeways Holdings, Inc. on September 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shapeways Holdings Inc.

Dated: September 16, 2022	By:	/s/ Greg Kress
	Name:	Greg Kress
	Title:	Chief Executive Officer